UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,

Albany, New York 12203

(Address of principal executive offices)

(518) 452-1242

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders of the Company voted on the following proposal, which is more fully described in our proxy statement:

On the record date for the Annual Meeting, there were 30,337,938 shares issued, outstanding and entitled to vote. Shareholders holding 28,342,628 shares were present at the meeting, in person or represented by proxy. The results of the voting at the Annual Meeting were as follows:

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Director	Votes For	Votes Against	Broker Non-Votes

Robert J. Higgins	28,092,384	250,244	0
Michael Feurer	27,509,101	833,527	0
Martin Hanaka	28,115,060	227,568	0
Robert Marks	27,558,671	783,957	0
Dr. Joseph Morone	28,112,422	230,206	0
Michael Nahl	27,509,563	833,065	0
Michael Reickert	28,109,183	233,445	0
Michael Solow	28,113,264	229,364	0

PROPOSAL NO. 2- Advisory Vote to Approve Named Executive Officer Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes

27,456,085	885,367	1,176	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2016	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ John Anderson
Name: John Anderson
Title: Chief Financial Officer
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